CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in this Registration Statement on Form N-1A (1933 Act File No. 333-188521 and 1940 Act File No. 811-22842) of our reports dated February 28, 2014 and February 28, 2013, relating to the financial statements of Gurtin National Municipal Value Fund (formerly Gurtin National Municipal Alpha Fund) and Gurtin California Municipal Value Fund (formerly Gurtin California Municipal Value Fund), which appear in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
November 3, 2014